FACE OF SECURITY
                             Fixed Rate Senior Note


REGISTERED                                              REGISTERED
No. FXR - 9                                             $10,543,000, as modified
                                                        by Schedule A
                                                        CUSIP: 00079FAJ1

     Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

                                                 ABN AMRO BANK N.V.
                                      SENIOR GLOBAL MEDIUM-TERM NOTE, SERIES A
                                                    (Fixed Rate)
                                   11.50% Reverse Exchangeable Securities due May
                                    27, 2003 linked to common stock of AT&T Corp.

===================================================================================================================
ORIGINAL ISSUE DATE:         INITIAL REDEMPTION           INTEREST RATE:              MATURITY DATE:
     November 26, 2001          DATE: N/A                    11.50% per annum                 May 27, 2003
-------------------------------------------------------------------------------------------------------------------
INTEREST ACCRUAL             INITIAL REDEMPTION           INTEREST PAYMENT            OPTIONAL
   DATE: November 26,           PERCENTAGE: N/A              DATES: May 26, 2002,        REPAYMENT DATE:
   2001                                                      November 26, 2002 and       N/A
                                                             May 27, 2003
-------------------------------------------------------------------------------------------------------------------
   SPECIFIED CURRENCY:       ANNUAL REDEMPTION            INTEREST PAYMENT            APPLICABILITY OF
   U.S. Dollars                 PERCENTAGE                   PERIOD:Semi-annually        MODIFIED
                                REDUCTION: N/A                                           PAYMENT UPON
                                                                                         ACC LERATION:
                                                                                         N/A (But see "Alternate
                                                                                         Exchange Calculation in
                                                                                         case of an Event of
                                                                                         Default")
-------------------------------------------------------------------------------------------------------------------
IF SPECIFIED                 REDEMPTION NOTICE            APPLICABILITY OF               If yes, state Issue Price:
   CURRENCY                     PERIOD: N/A                  ANNUAL INTEREST             N/A
   OTHER THAN U.S.                                           PAYMENTS: N/A
   DOLLARS, OPTION
   TO ELECT
   PAYMENT IN U.S.
   DOLLARS: N/A
-------------------------------------------------------------------------------------------------------------------
EXCHANGE RATE                                                                            ORIGINAL YIELD TO
   AGENT: N/A                                                                            MATURITY: N/A
-------------------------------------------------------------------------------------------------------------------
OTHER PROVISIONS:
   (see below)
===================================================================================================================

Initial Price............................................ $17.04 per Underlying Share divided by the Exchange Factor.

Underlying Shares ....................................... Common stock of the Underlying Company, par value $1.00 per share.

Underlying Company ...................................... AT&T Corp.

Minimum Denominations.................................... $1,000 and integral multiples thereof.

Payment at Maturity:..................................... At maturity, the Issuer shall pay or deliver for each
                                                          $1,000 principal amount of Notes, either (i) a cash
                                                          payment equal to $1,000, if the Determination Price on the
                                                          Determination Date of the Underlying Shares is at or above the Initial Price, or (ii) the number of Underlying Shares equal to the Stock Redemption Amount, if the Determination
                                                          Price on the Determination Date of the Underlying Shares
                                                          is lower than the Initial Price. The Issuer shall pay cash in lieu of delivering fractional Underlying Shares in an
                                                          amount equal to the corresponding fractional Closing Price of the Underlying Shares as determined by the Calculation
                                                          Agent on the Determination Date. If the Issuer is required to deliver Underlying Shares pursuant to the terms of the
                                                          Notes, it shall, or cause the Calculation Agent to,
                                                          provide written notice to the Trustee at its New York
                                                          office, on which notice the Trustee may conclusively rely, of the Stock Redemption Amount, on or prior to the Issuer
                                                          Notice Date. The Issuer shall, or shall cause the
                                                          Calculation Agent to, deliver such Underlying Shares
                                                          (and/or Exchange Property, if applicable) to the Trustee
                                                          for delivery to the Holders.

Stock Redemption Amount:................................. The Calculation Agent shall determine the Stock Redemption
                                                          Amount for each $1,000 principal amount of Notes on the
                                                          Determination Date by dividing $1,000 by the Initial
                                                          Price. The number of Underlying Shares to be delivered at
                                                          maturity shall be subject to any applicable adjustments
                                                          (i) to the Exchange Factor and (ii) in the Exchange
                                                          Property, as



                                                          3




                                                          defined in paragraph 5 under "Adjustment Events" below, to be delivered instead of, or in addition to, such
                                                          Underlying Shares in each case as a result of any
                                                          corporate event described under "Adjustment Events" below.

Determination Date:...................................... The third Business Day prior to the Maturity Date, or if such day is not a Trading Day, the immediately succeeding
                                                          Trading Day; provided that the Determination Date shall be no later than the second scheduled Trading Day preceding
                                                          the Maturity Date, notwithstanding the occurrence of a
                                                          Market Disruption Event on such second scheduled Trading
                                                          Day.

Determination Price:..................................... The Closing Price per Underlying Share on the Determination
                                                          Date, as determined by the Calculation Agent.

Closing Price............................................ If the Underlying Shares (or any other security for which a Closing Price must be determined) are listed on a U.S.
                                                          securities exchange registered under the Exchange Act is a security of The Nasdaq National Market or is included in
                                                          the OTC Bulletin Board Service (the "OTC Bulletin Board"),
                                                          operated by the National Association of Securities
                                                          Dealers, Inc., the Closing Price for one Underlying Share
                                                          (or one unit of any such other security) on any Trading
                                                          Day means (i) the last reported sale price, regular way,
                                                          in the principal trading session on such day on the
                                                          principal securities exchange on which the Underlying
                                                          Shares (or any such other security) are listed or admitted to trading or (ii) if not listed or admitted to trading on any such securities exchange or if such last reported sale price is not obtainable (even if the Underlying Shares (or other such security) are listed or admitted to trading on
                                                          such securities exchange), the last reported sale price in the principal trading session on the over-the- counter
                                                          market as reported on The Nasdaq National Market or OTC
                                                          Bulletin Board on such day. If the last reported sale
                                                          price is not available pursuant to clause (i) or (ii) of
                                                          the


                                                          4



                                                          preceding sentence, the Closing Price for any Trading Day
                                                          shall be the mean, as determined by the Calculation Agent, of the bid prices for the Underlying Shares (or any such
                                                          other security) obtained from as many dealers in such
                                                          security (which may include AAI or any of the Issuer's
                                                          other subsidiaries or affiliates), but not exceeding
                                                          three, as will make such bid prices available to the
                                                          Calculation Agent. A "security of The Nasdaq National
                                                          Market" shall include a security included in any successor to such system and the term "OTC Bulletin Board Service"
                                                          shall include any successor service thereto.

Issuer Notice Date....................................... The Business Day immediately succeeding the Determination
                                                          Date; provided that the Issuer Notice Date shall be no
                                                          later than the second scheduled Trading Day preceding the
                                                          Maturity Date, notwithstanding the occurrence of a Market
                                                          Disruption Event on such scheduled Trading Day.

Trading Day:............................................. A day, as determined by the Calculation Agent, on which trading is generally conducted on the New York Stock
                                                          Exchange, the American Stock Exchange Inc., the Nasdaq
                                                          National Market, the Chicago Mercantile Exchange, and the
                                                          Chicago Board of Options Exchange and in the
                                                          over-the-counter market for equity securities in the
                                                          United States and on which a Market Disruption Event has
                                                          not occurred.

Market Disruption Event:................................. Means, with respect to the Underlying Shares:

                                                              (i) a suspension, absence or material limitation of
                                                            trading of the Underlying Shares on the primary market
                                                            for the Underlying Shares for more than two hours of
                                                            trading or during the one-half hour period preceding
                                                            the close of trading in such market; or a breakdown or
                                                            failure in the price and trade reporting systems of
                                                            the primary market for the Underlying Shares as a
                                                            result of which the reported trading prices for the
                                                            Underlying


                            5



                                                            Shares during the last one-half hour preceding the
                                                            closing of trading in such market are materially
                                                            inaccurate; or the suspension, absence or material
                                                            limitation on the primary market for trading in
                                                            options contracts related to the Underlying Shares, if
                                                            available, during the one-half hour period preceding
                                                            the close of trading in the applicable market, in each
                                                            case as determined by the Calculation Agent in its
                                                            sole discretion; and

                                                              (ii) a determination by the Calculation Agent in its
                                                            sole discretion that the event described in clause (i)
                                                            above materially interfered with the Issuer's ability
                                                            or the ability of any of the Issuer's affiliates to
                                                            unwind or adjust all or a material portion of the
                                                            hedge with respect to the Notes.

                                                          For purposes of determining whether a Market Disruption
                                                          Event has occurred: (1) a limitation on the hours or
                                                          number of days of trading will not constitute a Market
                                                          Disruption Event if it results from an announced change in the regular business hours of the relevant exchange; (2) a decision to permanently discontinue trading in the
                                                          relevant option contract will not constitute a Market
                                                          Disruption Event; (3) limitations pursuant to New York
                                                          Stock Exchange Inc. Rule 80A (or any applicable rule or
                                                          regulation enacted or promulgated by the New York Stock
                                                          Exchange Inc., any other self-regulatory organization or
                                                          the Commission of similar scope as determined by the
                                                          Calculation Agent) on trading during significant market
                                                          fluctuations shall constitute a suspension, absence or
                                                          material limitation of trading; (4) a suspension of
                                                          trading in an options contract on the Underlying Shares by the primary securities market trading in such options, if
                                                          available, by reason of (x) a price change exceeding
                                                          limits set by such securities exchange or market, (y) an
                                                          imbalance of orders relating to such contracts or


                                                          6



                                                          (z) a disparity in bid and ask quotes relating to such
                                                          contracts will constitute a suspension, absence or
                                                          material limitation of trading in options contracts
                                                          related to the Underlying Shares; and (5) a suspension,
                                                          absence or material limitation of trading on the primary
                                                          securities market on which options contracts related to
                                                          the Underlying Shares are traded will not include any time when such securities market is itself closed for trading
                                                          under ordinary circumstances.

                                                          The Calculation Agent shall as soon as reasonably
                                                          practicable under the circumstances notify the Issuer, the
                                                          Trustee, the Depository Trust Company and the Agents of
                                                          the existence or occurrence of a Market Disruption Event
                                                          on any day that but for the occurrence or existence of a
                                                          Market Disruption Event would have been the Determination
                                                          Date.

Exchange Factor.......................................... The Exchange Factor shall initially be 1.0, but shall be subject to adjustment by the Calculation Agent upon the
                                                          occurrence of certain corporate events affecting the
                                                          Underlying Shares though and including the Determination
                                                          Date. See "Adjustment Events" below.

Adjustment Events:....................................... The Exchange Factor or the amounts paid at maturity (in the case of paragraph 5 below) shall be adjusted as
                                                          follows:

                                                          1. If the Underlying Shares are subject to a stock split
                                                          or reverse stock split, then once such split has become
                                                          effective, the Exchange Factor shall be adjusted to equal
                                                          the product of the prior Exchange Factor and the number of shares issued in such stock split or reverse stock split
                                                          with respect to one Underlying Share.

                                                          2. If the Underlying Shares are subject (i) to a stock
                                                          dividend (issuance of additional Underlying Shares) that
                                                          is given ratably to all holders of Underlying Shares or
                                                          (ii) to a distribution of the Underlying Shares as a
                                                          result


                                                          7



                                                          of the triggering of any provision of the corporate
                                                          charter of the Underlying Company, then once the dividend
                                                          has become effective and the Underlying Shares are trading ex-dividend, the Exchange Factor shall be adjusted so that the new Exchange Factor shall equal the prior Exchange
                                                          Factor plus the product of (i) the number of shares issued with respect to one Underlying Share and (ii) the prior
                                                          Exchange Factor.

                                                          3. There shall be no adjustments to the Exchange Factor to reflect cash dividends or other distributions paid with
                                                          respect to the Underlying Shares other than Extraordinary
                                                          Dividends as described below. A cash dividend or other
                                                          distribution with respect to the Underlying Shares shall
                                                          be deemed to be an "Extraordinary Dividend" if such
                                                          dividend or other distribution exceeds the immediately
                                                          preceding non-Extraordinary Dividend for the Underlying
                                                          Shares by an amount equal to at least 10% of the closing
                                                          price of the Underlying Shares (as adjusted for any
                                                          subsequent corporate event requiring an adjustment
                                                          hereunder, such as a stock split or reverse stock split)
                                                          on the Trading Day preceding the ex- dividend date for the payment of such Extraordinary Dividend (the "ex-dividend
                                                          date"). If an Extraordinary Dividend occurs with respect
                                                          to the Underlying Shares, the Exchange Factor with respect to the Underlying Shares will be adjusted on the
                                                          ex-dividend date with respect to such Extraordinary
                                                          Dividend so that the new Exchange Factor will equal the
                                                          product of (i) the then current Exchange Factor and (ii) a fraction, the numerator of which is the Closing Price on
                                                          the Trading Day preceding the ex-dividend date, and the
                                                          denominator of which is the amount by which the Closing
                                                          Price on the Trading Day preceding the ex-dividend date
                                                          exceeds the Extraordinary Dividend Amount. The
                                                          "Extraordinary Dividend Amount" with respect to an
                                                          Extraordinary Dividend for the


                                                          8



                                                          Underlying Shares shall equal (i) in the case of cash
                                                          dividends or other distributions that constitute regular
                                                          dividends, the amount per share of such Extraordinary
                                                          Dividend minus the amount per share of the immediately
                                                          preceding non-Extraordinary Dividend for the Underlying
                                                          Shares or (ii) in the case of cash dividends or other
                                                          distributions that do not constitute regular dividends,
                                                          the amount per share of such Extraordinary Dividend. To
                                                          the extent an Extraordinary Dividend is not paid in cash,
                                                          the value of the non-cash component will be determined by
                                                          the Calculation Agent, whose determination shall be
                                                          conclusive. A distribution on the Underlying Shares
                                                          described in clause (i), clause (iv) or clause (v) of
                                                          paragraph 5 below that also constitutes an Extraordinary
                                                          Dividend shall not cause an adjustment to the Exchange
                                                          Factor pursuant to this paragraph 3.

                                                          4. If the Underlying Company issues rights or warrants to
                                                          all holders of the Underlying Shares to subscribe for or
                                                          purchase Underlying Shares at an exercise price per share
                                                          less than the Closing Price of the Underlying Shares on
                                                          both (i) the date the exercise price of such rights or
                                                          warrants is determined and (ii) the expiration date of
                                                          such rights or warrants, and if the expiration date of
                                                          such rights or warrants precedes the maturity of this
                                                          Note, then the Exchange Factor shall be adjusted to equal
                                                          the product of the prior Exchange Factor and a fraction,
                                                          the numerator of which shall be the number of Underlying
                                                          Shares outstanding immediately prior to the issuance of
                                                          such rights or warrants plus the number of additional
                                                          Underlying Shares offered for subscription or purchase
                                                          pursuant to such rights or warrants and the denominator of which shall be the number of Underlying Shares outstanding immediately prior to the issuance of such rights or
                                                          warrants plus the number of additional Underlying Shares
                                                          which the aggregate offering


                                                          9



                                                          price of the total number of shares of the Underlying
                                                          Shares so offered for subscription or purchase pursuant to such rights or warrants would purchase at the Closing
                                                          Price on the expiration date of such rights or warrants,
                                                          which shall be determined by multiplying such total number of shares offered by the exercise price of such rights or
                                                          warrants and dividing the product so obtained by such
                                                          Closing Price.

                                                          5. If a Reorganization Event (as defined below) occurs,
                                                          each holder of Securities will receive at maturity, in
                                                          respect of each $1,000 principal amount of each Security,
                                                          the lesser of: (i) $1,000 in cash or (ii) Exchange
                                                          Property (as defined below) in an amount with a value
                                                          equal to the product of the stock redemption amount times
                                                          the Transaction Value (as defined below). In the case of a
                                                          Reorganization Event that is the result of any issuance of tracking stock by the Underlying Company or a Spin-off
                                                          Event (as defined below), we may, in lieu of clause (ii)
                                                          above, elect to deliver Exchange Property consisting
                                                          solely of the reclassified Underlying Shares (in the case
                                                          of an issuance of tracking stock) or the Underlying Shares with respect to which the spun-off security was issued (in the case of a Spin-off Event) and pay the cash value of
                                                          such tracking stock or spun-off security as of the
                                                          determination date. If we elect to deliver cash pursuant
                                                          to the immediately preceding sentence, we will provide
                                                          notice to holders of Securities as soon as practicable
                                                          after the date of such Reorganization Event.

                                                              "Reorganization Event" means (i) there has occurred
                                                                any reclassification or change with respect to the
                                                                Underlying Shares, including, without limitation, as
                                                                a result of the issuance of any tracking stock by
                                                                the Underlying Company; (ii) the Underlying Company
                                                                or any surviving entity or subsequent surviving
                                                                entity of the Underlying Company (an "Underlying


                                                         10



                                                                Company Successor") has been subject to a merger,
                                                                combination or consolidation and is not the
                                                                surviving entity; (iii) any statutory exchange of
                                                                securities of the Underlying Company or any
                                                                Underlying Company Successor with another
                                                                corporation occurs (other than pursuant to clause
                                                                (ii) above); (iv) the Underlying Company is
                                                                liquidated; (v) the Underlying Company issues to all
                                                                of its shareholders equity securities of an issuer
                                                                other than the Underlying Company (other than in a
                                                                transaction described in clauses (ii), (iii) or (iv)
                                                                above) (a "Spin- off Event"); or (vi) a tender or
                                                                exchange offer or going-private transaction is
                                                                consummated for all the outstanding Underlying
                                                                Shares.

                                                              "Exchange Property" means securities, cash or any
                                                                other assets distributed to holders of the
                                                                Underlying Shares in any Reorganization Event,
                                                                including, in the case of the issuance of tracking
                                                                stock, the reclassified Underlying Shares and, in
                                                                the case of a Spin-off Event, the Underlying Shares
                                                                with respect to which the spun-off security was
                                                                issued.

                                                              "Transaction Value", at any date, means (i) for any
                                                                cash received in any such Reorganization Event, the
                                                                amount of cash received per Underlying Share; (ii)
                                                                for any property other than cash or securities
                                                                received in any such Reorganization Event, the
                                                                market value, as determined by the calculation
                                                                agent, as of the date of receipt, of such Exchange
                                                                Property received for each Underlying Share; and
                                                                (iii) for any security received in any such
                                                                Reorganization Event (including in the case of the
                                                                issuance of tracking stock, the reclassified
                                                                Underlying Shares and, in the


                                                         11



                                                                case of a Spin-off Event, the Underlying Shares with
                                                                respect to which the spun-off security was issued),
                                                                an amount equal to the closing price, as of the
                                                                determination date, per share of such security
                                                                multiplied by the quantity of such security received
                                                                for each Underlying Share.

                                                          If Exchange Property consists of more than one type of
                                                          property, holders of Securities will receive at maturity a pro rata share of each such type of Exchange Property in
                                                          proportion to the quantity of such Exchange Property
                                                          received in respect of each Underlying Share. If Exchange
                                                          Property includes a cash component, holders will not
                                                          receive any interest accrued on such cash component. In
                                                          the event Exchange Property consists of securities, those
                                                          securities will, in turn, be subject to the antidilution
                                                          adjustments set forth in paragraphs 1 through 5.

                                                          For purposes of paragraph 5 above, in the case of a
                                                          consummated tender or exchange offer or going-private
                                                          transaction involving Exchange Property of a particular
                                                          type, Exchange Property shall be deemed to include the
                                                          amount of cash or other property paid by the offeror in
                                                          the tender or exchange offer with respect to such Exchange
                                                          Property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or
                                                          going-private transaction). In the event of a tender or
                                                          exchange offer or a going-private transaction with respect to Exchange Property in which an offeree may elect to
                                                          receive cash or other property, Exchange Property shall be deemed to include the kind and amount of cash and other
                                                          property received by offerees who elect to receive cash.

                                                          No adjustments to the Exchange Factor shall be required
                                                          unless such adjustment would require a change of at least
                                                          0.1% in the Exchange Factor then in effect. The Exchange
                                                          Factor resulting


                                                         12



                                                          from any of the adjustments specified above shall be
                                                          rounded to the nearest one hundred- thousandth with five
                                                          one-millionths being rounded upward.

                                                          No adjustments to the Exchange Factor or method of
                                                          calculating the Exchange Factor shall be required other
                                                          than those specified above. However, the Issuer may, at
                                                          its sole discretion, cause the Calculation Agent to make
                                                          additional changes to the Exchange Factor upon the
                                                          occurrence of corporate or other similar events that
                                                          affect or could potentially affect market prices of, or
                                                          shareholders' rights in, the Underlying Shares (or other
                                                          Exchange Property) but only to reflect such changes, and
                                                          not with the aim of changing relative investment risk. The adjustments specified above do not cover all events that
                                                          could affect the market price or the Closing Price of the
                                                          Underlying Shares, including, without limitation, a
                                                          partial tender or partial exchange offer for the
                                                          Underlying Shares.

                                                          The Calculation Agent shall be solely responsible for the
                                                          determination and calculation of any adjustments to the
                                                          Exchange Factor or method of calculating the Exchange
                                                          Factor and of any related determinations and calculations
                                                          with respect to any distributions of stock, other
                                                          securities or other property or assets (including cash) in connection with any corporate event described in paragraph
                                                          5 above, and its determinations and calculations with
                                                          respect thereto shall be conclusive.

                                                          The Calculation Agent will provide information as to any
                                                          adjustments to the Exchange Factor or method of
                                                          calculating the Exchange Factor upon written request by
                                                          any Holder of this Note.

Alternate Exchange Calculation in case of                 In case an Event of Default with respect to this Note shall an Event of Default...................................... have occurred and be continuing, the amount declared due and payable upon any


                                                         13



                                                          acceleration of this Note shall be determined by the
                                                          Calculation Agent, and shall be equal to the principal
                                                          amount of this Note plus any accrued interest to but not
                                                          including the date of acceleration.

Calculation Agent........................................ ABN AMRO Incorporated ("AAI").  All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on the
                                                          Holders and on the Issuer.

Additional Amounts....................................... The Issuer shall, subject to certain exceptions and limitations set forth below, pay such additional amounts
                                                          (the "Additional Amounts") to each holder of this Note as
                                                          may be necessary in order that the net payment of the
                                                          principal of this Note and any other amounts payable on
                                                          this Note, after withholding for or on account of any
                                                          present or future tax, assessment or governmental charge
                                                          imposed upon or as a result of such payment by The
                                                          Netherlands (or any political subdivision or taxing
                                                          authority thereof or therein) or the jurisdiction of
                                                          residence or incorporation of any successor corporation or any jurisdiction from or through which any amount is paid
                                                          by us or a successor corporation, will not be less than
                                                          the amount provided for in this Note to be then due and
                                                          payable. The Issuer shall not, however, be required to
                                                          make any payment of Additional Amounts to any such holder
                                                          for or on account of:


                                                         14



                                                          (a) any such tax, assessment or other governmental
                                                              charge that would not have been so imposed but for (i)
                                                              the existence of any present or former connection
                                                              between such holder (or between a fiduciary, settlor,
                                                              beneficiary, member or shareholder of such holder, if
                                                              such holder is an estate, a trust, a partnership or a
                                                              corporation) and The Netherlands and its possessions,
                                                              including, without limitation, such holder (or such
                                                              fiduciary, settlor, beneficiary, member or
                                                              shareholder) being or having been a citizen or
                                                              resident thereof or being or having been engaged in a
                                                              trade or business or present therein or having, or
                                                              having had, a permanent establishment therein or (ii)
                                                              the presentation, where presentation is required, by
                                                              the holder of this Note for payment on a date more
                                                              than 30 days after the date on which such payment
                                                              became due and payable or the date on which payment
                                                              thereof is duly provided for, whichever occurs later;

                                                          (b) any estate, inheritance, gift, sales, transfer or
                                                              personal property tax or any similar tax, assessment
                                                              or governmental charge;

                                                          (c) any tax, assessment or other governmental charge
                                                              that is payable otherwise than by withholding from
                                                              payments on or in respect of this Note;

                                                          (d) any tax, assessment or other governmental charge
                                                              required to be withheld by any paying agent from any
                                                              payment of principal of, or supplemental redemption
                                                              amount on, this Note, if such payment can be made
                                                              without such withholding by presentation of this Note
                                                              to any other paying agent;


                                                         15



                                                          (e) any tax, assessment or other governmental charge
                                                              that would not have been imposed but for a holder's
                                                              failure to comply with a request addressed to the
                                                              holder or, if different, the beneficiary of the
                                                              payment, to comply with certification, information or
                                                              other reporting requirements concerning the
                                                              nationality, residence or identity of the holder or
                                                              beneficial owner of this Note, if such compliance is
                                                              required by statute or by regulation of The
                                                              Netherlands (or other relevant jurisdiction), or of
                                                              any political subdivision or taxing authority thereof
                                                              or therein, as a precondition to relief or exemption
                                                              from such tax, assessment or other governmental
                                                              charge; or

                                                          (f) any combination of items (a), (b), (c), (d) or
                                                              (e);

                                                          nor shall Additional Amounts be paid with respect to any
                                                          payment on this Note to a holder who is a fiduciary or
                                                          partnership or other than the sole beneficial owner of
                                                          such payment to the extent such payment would be required
                                                          by the laws of The Netherlands (or other relevant
                                                          jurisdiction), or any political subdivision thereof, to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of
                                                          such partnership or a beneficial owner who would not have
                                                          been entitled to the Additional Amounts had such
                                                          beneficiary, settlor, member or beneficial owner been the
                                                          holder of this Note.


     ABN AMRO Bank N.V., a public limited liability company incorporated under the laws of The Netherlands and with corporate seat in Amsterdam (together with its successors and assigns, the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assignees, the principal amount specified on Schedule A hereto on the Maturity Date specified above (except to the extent redeemed or repaid prior to maturity) and to pay interest thereon at the Interest Rate per annum specified above, from and including the Interest Accrual Date specified above until the principal hereof is paid or duly made available for payment weekly, monthly, quarterly, semiannually or annually in arrears as specified above as the Interest Payment Period on each Interest Payment Date (as specified above), commencing on the Interest Payment Date next succeeding the Interest Accrual Date specified above, and at maturity (or on any redemption or repayment date); provided, however, that if the Interest Accrual Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Interest Accrual Date to the registered holder of this Note on the Record Date with respect to such second Interest Payment Date; and provided, further, that if this Note is subject to "Annual Interest Payments," interest payments shall be made annually in arrears and the term "Interest Payment Date" shall be deemed to mean the first day of March in each year.

     Interest on this Note will accrue from and including the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the Interest Accrual Date, until, but excluding the date the principal hereof has been paid or duly made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date 15 calendar days prior to such Interest Payment Date (whether or not a Business Day (as defined below)) (each such date a "Record Date"); provided, however, that interest payable at maturity (or any redemption or repayment date) will be payable to the person to whom the principal hereof shall be payable. As used herein, "Business Day" means any day, other than a Saturday or Sunday, (a) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (x) in The City of New York or (y) if this Note is denominated in a Specified Currency other than U.S. dollars, Australian dollars or euro, in the principal financial center of the country of the Specified Currency, or (z) if this Note is denominated in Australian dollars, in Sydney and (b) if this Note is denominated in euro, that is also a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System ("TARGET") is operating (a "TARGET Settlement Day").

     Payment of the principal of this Note, any premium and the interest due at maturity (or any redemption or repayment date), unless this Note is denominated in a Specified Currency other than U.S. dollars and is to be paid in whole or in part in such Specified Currency, will be made in immediately available funds upon surrender of this Note at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Issuer may determine, in U.S. dollars. U.S. dollar payments of interest, other than interest due at maturity or on any date of redemption or repayment, will be made by U.S. dollar check mailed to the address of the person entitled thereto as such address shall appear in the Note register. A holder of U.S. $10,000,000 (or the equivalent in a Specified Currency) or more in aggregate principal amount of Notes having the same Interest Payment Date, the interest on which is payable in U.S. dollars, shall be entitled to receive payments of interest, other than interest due at maturity or on any date of redemption or repayment, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable Interest Payment Date.

     If this Note is denominated in a Specified Currency other than U.S. dollars, and the holder does not elect (in whole or in part) to receive payment in U.S. dollars pursuant to the next succeeding paragraph, payments of interest, principal or any premium with regard to this Note will be made by wire transfer of immediately available funds to an account maintained by the holder hereof with a bank located outside the United States if appropriate wire transfer instructions have been received by the Paying Agent in writing, with respect to payments of interest, on or prior to the fifth Business Day after the applicable Record Date and, with respect to payments of principal or any premium, at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be; provided that, if payment of interest, principal or any premium with regard to this Note is payable in euro, the account must be a euro account in a country for which the euro is the lawful currency, provided, further, that if such wire transfer instructions are not received, such payments will be made by check payable in such Specified Currency mailed to the address of the person entitled thereto as such address shall appear in the Note register; and provided, further, that payment of the principal of this Note, any premium and the interest due at maturity (or on any redemption or repayment date) will be made upon surrender of this Note at the office or agency referred to in the preceding paragraph.

     If so indicated on the face hereof, the holder of this Note, if denominated in a Specified Currency other than U.S. dollars, may elect to receive all or a portion of payments on this Note in U.S. dollars by transmitting a written request to the Paying Agent, on or prior to the fifth Business Day after such Record Date or at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be. Such election shall remain in effect unless such request is revoked by written notice to the Paying Agent as to all or a portion of payments on this Note at least five Business Days prior to such Record Date, for payments of interest, or at least ten days prior to the Maturity Date or any redemption or repayment date, for payments of principal, as the case may be.

     If the holder elects to receive all or a portion of payments of principal of and any premium and interest on this Note, if denominated in a Specified Currency other than U.S. dollars, in U.S. dollars, the Exchange Rate Agent (as defined on the reverse hereof) will convert such payments into U.S. dollars. In the event of such an election, payment in respect of this Note will be based upon the exchange rate as determined by the Exchange Rate Agent based on the highest bid quotation in The City of New York received by such Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent unless such Exchange Rate Agent is an affiliate of the Issuer) for the purchase by the quoting dealer of U.S. dollars for the Specified Currency for settlement on such payment date in the amount of the Specified Currency payable in the absence of such an election to such holder and at which the applicable dealer commits to execute a contract. If such bid quotations are not available, such payment will be made in the

Specified Currency. All currency exchange costs will be borne by the holder of this Note by deductions from such payments.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.


DATED: November 26, 2001                          ABN AMRO BANK N.V.


                                                  By:
                                                     ---------------------------
                                                     Name:
                                                     Title:


                                                  By:
                                                     ---------------------------
                                                     Name:
                                                     Title:


TRUSTEE'S CERTIFICATE
  OF AUTHENTICATION

This is one of the Notes referred
  to in the within-mentioned
  Indenture.

THE CHASE MANHATTAN BANK,
  as Trustee


By:
   -------------------------------
   Authorized Officer

                              REVERSE OF SECURITY

     This Note is one of a duly authorized issue of Global Medium-Term Notes, Series A, having maturities more than nine months from the date of issue (the "Notes") of the Issuer. The Notes are issuable under an Indenture, dated as of November 27, 2000, between the Issuer and The Chase Manhattan Bank, as Trustee (the "Trustee," which term includes any successor trustee under the Indenture) (as may be amended or supplemented from time to time, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Issuer has appointed The Chase Manhattan Bank at its corporate trust office in The City of New York as the paying agent (the "Paying Agent," which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Notes. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Indenture. To the extent not inconsistent herewith, the terms of the Indenture are hereby incorporated by reference herein.

     Unless otherwise indicated on the face hereof, this Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or subject to repayment at the option of the holder prior to maturity.

     If so indicated on the face hereof, this Note may be redeemed in whole or in part at the option of the Issuer on or after the Initial Redemption Date specified on the face hereof on the terms set forth on the face hereof, together with interest accrued and unpaid hereon to the date of redemption. If this Note is subject to "Annual Redemption Percentage Reduction," the Initial Redemption Percentage indicated on the face hereof will be reduced on each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction specified on the face hereof until the redemption price of this Note is 100% of the principal amount hereof, together with interest accrued and unpaid hereon to the date of redemption. Notice of redemption shall be mailed to the registered holders of the Notes designated for redemption at their addresses as the same shall appear on the Note register not less than 30 nor more than 60 days prior to the date fixed for redemption or within the Redemption Notice Period specified on the face hereof, subject to all the conditions and provisions of the Indenture. In the event of redemption of this
Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

     If so indicated on the face of this Note, this Note will be subject to repayment at the option of the holder on the Optional Repayment Date or Dates specified on the face hereof on the terms set forth herein. On any Optional Repayment Date, this Note will be repayable in whole or in part in increments of $1,000 or, if this Note is denominated in a Specified Currency other than U.S. dollars, in increments of 1,000 units of such Specified Currency (provided that any remaining principal amount hereof shall not be less than the minimum authorized denomination hereof) at the option of the holder hereof at a price equal to 100% of the principal amount to be repaid, together with interest accrued and unpaid hereon to the date of repayment. For this Note to be repaid at the option of the holder hereof, the Paying Agent must receive at its corporate trust office in the Borough of Manhattan, The City of New York, at least 15 but not more than 30 days prior to the date of repayment, (i) this Note with the form entitled "Option to Elect Repayment" below duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States setting forth the name of the holder of this Note, the principal amount hereof, the certificate number of this Note or a description of this Note's tenor and terms, the principal amount hereof to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note, together with the form entitled "Option to Elect Repayment" duly completed, will be received by the Paying Agent not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter; provided, that such telegram, telex, facsimile transmission or letter shall only be effective if this Note and form duly completed are received by the Paying Agent by such fifth Business Day. Exercise of such repayment option by the holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

     Interest payments on this Note will include interest accrued to but excluding the Interest Payment Dates or the Maturity Date (or any earlier redemption or repayment date), as the case may be. Unless otherwise provided on the face hereof, interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.

     In the case where the Interest Payment Date or the Maturity Date (or any redemption or repayment date) does not fall on a Business Day, payment of interest, premium, if any, or principal otherwise payable on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or on the Maturity Date (or any redemption or repayment date), and no interest on such payment shall accrue for the period from and after the Interest Payment Date or the Maturity Date (or any redemption or repayment date) to such next succeeding Business Day.

     This Note and all the obligations of the Issuer hereunder are direct, unsecured obligations of the Issuer and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Issuer, subject to certain statutory exceptions in the event of liquidation upon insolvency.

     This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and, if denominated in U.S. dollars, unless otherwise stated above, is issuable only in denominations of U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof. If this Note is denominated in a Specified Currency other than U.S. dollars, then, unless a higher minimum denomination is required by applicable law, it is issuable only in denominations of the equivalent of U.S. $1,000 (rounded to an integral multiple of 1,000 units of such Specified Currency), or any amount in excess thereof which is an integral multiple of 1,000 units of such Specified Currency, as determined by reference to the noon dollar buying rate in The City of New York for cable transfers of such Specified Currency published by the Federal Reserve Bank of New York (the "Market Exchange Rate") on the Business Day immediately preceding the date of issuance.

     The Trustee has been appointed registrar for the Notes, and the Trustee will maintain at its office in The City of New York a register for the registration and transfer of Notes. This Note may be transferred at the aforesaid office of the Trustee by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Trustee and duly executed by the registered holder hereof in person or by the holder's attorney duly authorized in writing, and thereupon the Trustee shall issue in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that the Trustee will not be required (i) to register the transfer of or exchange any Note that has been called for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part, (ii) to register the transfer of or exchange any
Note if the holder thereof has exercised his right, if any, to require the Issuer to repurchase such Note in whole or in part, except the portion of such Note not required to be repurchased, or (iii) to register the transfer of or exchange Notes to the extent and during the period so provided in the Indenture with respect to the redemption of Notes. Notes are exchangeable at said office for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such exchanges and transfers of Notes will be free of charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and executed by the registered holder in person or by the holder's attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

     In case this Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and this Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Trustee, the Issuer in its discretion may execute a new Note of like tenor in exchange for this Note, but, if this Note is destroyed, lost or stolen, only upon receipt of evidence satisfactory to the Trustee and the Issuer that this Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

     The Indenture provides that (a) if an Event of Default (as defined in the Indenture) due to the default in payment of principal of, premium, if any, or interest on, any series of debt securities issued under the Indenture, including the series of Medium-Term Notes of which this Note forms a part, or due to the default in the performance or breach of any other covenant or warranty of the Issuer applicable to the debt securities of such series but not applicable to all outstanding debt securities issued under the Indenture shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the debt securities of each affected series (voting as a single class) may then declare the principal of all debt securities of all such series and interest accrued thereon to be due and payable immediately and (b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Indenture applicable to all outstanding debt securities issued thereunder, including this Note, or due to certain events of bankruptcy or insolvency of the Issuer, shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of all debt securities issued under the Indenture then outstanding (treated as one class) may declare the principal of all such debt securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal (or premium, if any) or interest on such debt securities) by the holders of a majority in principal amount of the debt securities of all affected series then outstanding.

     If the face hereof indicates that this Note is subject to "Modified Payment upon Acceleration," then (i) if the principal hereof is declared to be due and payable as described in the preceding paragraph, the amount of principal due and payable with respect to this Note shall be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the Interest Accrual Date to the date of declaration, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of declaration), (ii) for the purpose of any vote of securityholders taken pursuant to the Indenture prior to the acceleration of payment of this Note, the principal amount hereof shall equal the amount that would be due and payable hereon, calculated as set forth in clause (i) above, if this Note were declared to be due and payable on the date of any such vote and (iii) for the purpose of any vote of securityholders taken pursuant to the Indenture following the acceleration of payment of this Note, the principal amount hereof shall equal the amount of principal due and payable with respect to this Note, calculated as set forth in clause (i) above.

     The Indenture permits the Issuer and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of all series issued under the Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner the rights of the holders of each series so affected; provided that the Issuer and the Trustee may not, without the consent of the holder of each outstanding debt security affected thereby,
(a) extend the final maturity of any such debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption or repayment thereof, or change the currency of payment thereof, or modify or amend the provisions for conversion of any currency into any other currency, or modify or amend the provisions for conversion or exchange of the debt security for securities of the Issuer or other entities (other than as provided in the antidilution provisions or other similar adjustment provisions of the debt securities or otherwise in accordance with the terms thereof), or impair or affect the rights of any holder to institute suit for the payment thereof without the consent of the holder of each debt security so affected or (b) reduce the aforesaid percentage in principal amount of debt securities the consent of the holders of which is required for any such supplemental indenture.

     Except as set forth below, if the principal of, premium, if any, or interest on, this Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Issuer for making payments hereon due to the imposition of exchange controls or other circumstances beyond the control of the Issuer or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Issuer will be entitled to satisfy its obligations to the holder of this Note by making such payments in U.S. dollars on the basis of the Market Exchange Rate on the date of such payment or, if the Market Exchange Rate is not available on such date, as of the most recent practicable date; provided, however, that if the euro has been substituted for such Specified Currency, the Issuer may at its option (or shall, if so required by applicable law) without the consent of the holder of this Note effect the payment of principal of, premium, if any, or interest on, any Note denominated in such Specified Currency in euro in lieu of such Specified Currency in conformity with legally applicable measures taken pursuant to, or by virtue of, the treaty establishing the European Community (the "EC"), as amended by the treaty on European Union (as so amended, the "Treaty"). Any payment made under such circumstances in U.S. dollars or euro where the required payment is in an unavailable Specified Currency will not constitute an Event of Default. If such Market Exchange Rate is not then available to the Issuer or is not published for a particular Specified Currency, the Market Exchange Rate will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the date of such payment from three recognized foreign exchange dealers (the "Exchange Dealers") for the purchase by the quoting Exchange Dealer of the Specified Currency for U.S. dollars for settlement on the payment date, in the aggregate amount of the Specified Currency payable to those holders or beneficial owners of Notes and at which the applicable Exchange Dealer commits to execute a contract. One of the Exchange Dealers providing quotations may be the Exchange Rate Agent unless the Exchange Rate Agent is an affiliate of the Issuer. If those bid quotations are not available, the Exchange Rate Agent shall determine the market exchange rate at its sole discretion.

     The "Exchange Rate Agent," if any, shall be indicated on the face hereof.

     All determinations referred to above made by, or on behalf of, the Issuer or by, or on behalf of, the Exchange Rate Agent shall be at such entity's sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on holders of Notes and coupons.

     So long as this Note shall be outstanding, the Issuer will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest on this Note as herein provided in the Borough of Manhattan, The City of New York, and an office or agency in said

Borough of Manhattan for the registration, transfer and exchange as aforesaid of the Notes. The Issuer may designate other agencies for the payment of said principal, premium and interest at such place or places (subject to applicable laws and regulations) as the Issuer may decide. So long as there shall be such an agency, the Issuer shall keep the Trustee advised of the names and locations of such agencies, if any are so designated.

     With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for payment of the principal of or interest or premium, if any, on any Notes that remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Trustee or such Paying Agent shall notify the holders of such Notes that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment thereof and (ii) such moneys shall be so repaid to the Issuer. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of or interest or premium, if any, on this Note as the same shall become due.

     No provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered holder of this Note.

     Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

     No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

     All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

                                                   ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

          TEN COM - as tenants in common
          TEN ENT - as tenants by the entireties
          JT TEN - as joint tenants with right of survivorship and not as tenants in common


     UNIF GIFT MIN ACT -____________________Custodian___________________________
                              (Minor)                         (Cust)

     Under Uniform Gifts to Minors Act__________________________________________
                                                     (State)

     Additional abbreviations may also be used though not in the above list.

                            -----------------------

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


----------------------------------------
[PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER OF ASSIGNEE]


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   [PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such note on the books of the Issuer, with full power of substitution in the premises.


Dated:
      ------------------------------------


NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

                           OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably requests and instructs the Issuer to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
        (Please print or typewrite name and address of the undersigned)


     If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the holder elects to have repaid: ; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid):
 .

Dated:
      --------------------------          --------------------------------------
                                          NOTICE: The signature on this Option
                                          to Elect Repayment must correspond
                                          with the name as written upon the
                                          face of the within instrument in
                                          every particular without alteration
                                          or enlargement.

                                                                      SCHEDULE A


                                PRINCIPAL AMOUNT


     The initial principal amount of this Note is $10,543,000. The maximum principal amount of this Note is $11,000,000. The following increases or decreases in the principal amount of this Note by reason of additional issuances (or cancellations) have been made:

    Settlement Date of                                                Aggregate Principal Amount
    Additional Issuance                                                of this Note Outstanding
      (or Date of any      Principal Amount of    Principal Amount     Following such Additional
       Cancellation)        Additional Issuance      Cancelled         Issuance or Cancellation

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